EXHIBIT 5
                                                                       ---------


                                                               December 10, 1999

The Publishing Company of North America, Inc.
186 PCNA Parkway
Lake Helen, FL 32744
Attention:  Mr. Peter S. Balise, President

         RE:    THE PUBLISHING COMPANY OF NORTH AMERICA, INC./
                FORM S-3 CORRESPONDENCE


Dear Mr. Balise:

         You have advised us that The Publishing Company of North America, Inc. (the "Company") is filing with the United States Securities and Exchange Commission an amendment of its Registration Statement on Form S-3 with respect to 225,000 shares of Common Stock, no par value, issuable upon the exercise of warrants issued to InterWest Associates.

         In connection with the filing of this Registration Statement amendment, you have requested us to furnish you with our opinion as to the legality of (i) such of the Company's shares of Common Stock as are presently outstanding; and
(ii) such securities as shall be offered by the Company itself pursuant to the Prospectus which is part of the Registration Statement.

         You have advised us that as of December 10,1999, the Company's authorized capital consists of 15,000,000 shares of Common Stock, no par value per share, of which 3,290,720 shares of Common Stock are issued and outstanding. You have further advised us that the Company has received valid consideration for the issuance of these shares.

         After having examined the Company's amended and restated articles of incorporation, bylaws, minutes, the agreement with InterWest Associates and the documents incorporated by reference in the Prospectus, we are of the opinion that (i) the 3,290,720 shares of Common Stock are, and (ii) the 225,000 shares of Common Stock offered by InterWest Associates will be, when the warrants are exercised according to their terms and valid consideration received, fully paid and nonassessable, duly authorized and validly issued.

         We consent to the use of our name in the Prospectus under the caption "Legal Matters".

                                                  Very truly yours,

                                                  /s/ Michael Harris, P.A.
                                                  ------------------------
                                                  MICHAEL HARRIS, P.A.